UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2008

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 31, 2008, Colgate-Palmolive Company issued a press release announcing its earnings for the quarter and year ended December 31, 2007. This press release is attached as Exhibit 99 and is incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On January 30, 2008, the Company’s Board of Directors authorized a new share repurchase program that replaces, as of the close of business on January 30, 2008, the share repurchase program announced in March 2006. The new repurchase program authorizes the repurchase of up to 30 million shares of the Company’s common stock. As of December 31, 2007, the Company had approximately 509 million shares of common stock outstanding. The shares will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions, customary blackout periods and other factors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this document:

Exhibit Number	Description
99	Press release, dated January 31, 2008, issued by Colgate-Palmolive Company

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated January 31, 2008, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: January 31, 2008	By:	/s/ Stephen C. Patrick
	Name:	Stephen C. Patrick
	Title:	Chief Financial Officer

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